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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004, with respect to the financial statements of Bostads AB Drott (publ) included in Amendment No. 1 to the
Registration Statement on Form F-4 (File No. 333-121464) and related Prospectus of Stena AB (Publ) for the registration of $250,000,000 of its 7% Senior Notes due 2016.

Ernst and Young AB

/s/ Mikael Ikonen
Stockholm, Sweden
January 11, 2005